EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

CSG Systems INTERNATIONAL reports

SECOND Quarter 2022 RESULTS

Signed One of the Largest Telecom Wins in CSG History with New Latin American Customer

Successfully Migrated ~75% of New Charter Subscribers Through Q2 2022

Returned $55 Million to Shareholders via Share Repurchases & Dividends in H1 2022

DENVER--(August 3, 2022) — CSG (NASDAQ: CSGS) today reported results for the quarter ended June 30, 2022.

Financial Results:

Second quarter 2022 financial results:

•	Total revenue was $262.2 million and total non-GAAP adjusted revenue was $243.5 million.
•	GAAP operating income was $7.3 million, or 2.8% of total revenue, and non-GAAP operating income was $36.7 million, or 15.1% of non-GAAP adjusted revenue.
•	GAAP earnings per diluted share (EPS) was $0.17 and non-GAAP EPS was $0.84.
•	Cash flows used in operations were ($7.7) million, with a non-GAAP free cash flow deficit of ($17.0) million.

Shareholder Returns:

•	CSG declared its quarterly cash dividend of $0.265 per share of common stock, or a total of approximately $9 million, to shareholders.
•	During the second quarter of 2022, CSG repurchased under its stock repurchase program, approximately 360,000 shares of its common stock for approximately $22 million.

“With the backdrop of a turbulent macro-economic environment, Team CSG grew first half sales bookings more than 10% year-over-year, won several exciting new customer deals, and successfully migrated approximately 75% of the new Charter subscribers, paving the way for 3.6% year-over-year growth in both revenue and non-GAAP EPS in the first half,” said Brian Shepherd, President and Chief Executive Officer of CSG.  “We also encountered challenges that eroded non-GAAP adjusted operating margin more than 1% point and impacted our cash flow in the quarter which CSG leadership is already addressing with a meaningful margin improvement initiative begun in Q2 to ensure we have strong CSG-like profitability in Q3, Q4, and beyond.”

CSG Systems International, Inc.

August 3, 2022

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended June 30,			Six Months Ended June 30,
			Percent			Percent
	2022	2021	Changed	2022	2021	Changed
GAAP Results:
Revenue	$262,168	$255,134	2.8%	$526,568	$508,253	3.6%
Operating Income	7,283	32,166	(77.4%)	23,698	63,543	(62.7%)
Operating Margin Percentage	2.8%	12.6%		4.5%	12.5%
EPS	$0.17	$0.60	(71.7%)	$0.36	$1.21	(70.2%)
Non-GAAP Results:
Adjusted Revenue	$243,455	$238,479	2.1%	$489,817	$475,148	3.1%
Operating Income	36,740	39,789	(7.7%)	76,926	79,996	(3.8%)
Adjusted Operating Margin Percentage	15.1%	16.7%		15.7%	16.8%
EPS	$0.84	$0.82	2.4%	$1.71	$1.65	3.6%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Results of Operations

GAAP Results: Total revenue for the second quarter of 2022 was $262.2 million, a 2.8% increase when compared to revenue of $255.1 million for the second quarter of 2021.  Over half of this increase is due to the revenue generated from the businesses CSG acquired in 2021, with the remaining amount attributed to the continued organic growth of CSG’s revenue management solutions.

GAAP operating income for the second quarter of 2022 was $7.3 million, or 2.8% of total revenue, compared to $32.2 million, or 12.6% of total revenue, for the second quarter of 2021.  The decrease in operating income can be primarily attributed to the $17 million increase in restructuring and reorganization charges.  The second quarter of 2022 restructuring and reorganization charges related primarily to real estate restructurings as CSG continues to rationalize its real estate footprint to reflect a flexible work approach, and impairments related to the dissolution of CSG’s controlling interest in MobileCard, as the investment was not meeting its projected targets.

GAAP EPS for the second quarter of 2022 was $0.17, as compared to $0.60 for the second quarter of 2021. The decrease in GAAP EPS can be mainly attributed to the factors discussed above.

Non-GAAP Results:  Non-GAAP adjusted revenue for the second quarter of 2022 was $243.5 million, a 2.1% increase when compared to non-GAAP adjusted revenue of $238.5 million for the second quarter of 2021.  The increase in non-GAAP adjusted revenue between periods is due to the factors discussed above.

Non-GAAP operating income for the second quarter of 2022 was $36.7 million, or 15.1% of total non-GAAP adjusted revenue, compared to $39.8 million, or 16.7% of total non-GAAP adjusted revenue for the second quarter of 2021.  The decreases in operating income and operating income margin can be mainly attributed to the businesses acquired in 2021, as those businesses are operating at a lower operating margin level than CSG’s organic business and require time to realize the expected synergies, increased staffing related to recently closed large deals and upcoming projects, inflationary and supply chain pressures, and increased travel expenses.

CSG Systems International, Inc.

August 3, 2022

Non-GAAP EPS for the second quarter of 2022 was $0.84 compared to $0.82 for the second quarter of 2021.

Balance Sheet and Cash Flows

Cash, cash equivalents and short-term investments as of June 30, 2022 were $135.0 million compared to $187.6 million as of March 31, 2022 and $233.7 million as of December 31, 2021.  CSG had net cash flows from operations for the second quarters ended June 30, 2022 and 2021 of ($7.7) million and $44.5 million, respectively, and had non-GAAP free cash flow of ($17.0) million and $37.5 million, respectively.  Cash flows for the second quarter of 2022 were negatively impacted by unfavorable changes in working capital.

Summary of Financial Guidance

CSG is updating its financial guidance for the full year 2022, as follows:

	As of August 3, 2022	Previous
GAAP Measures:
Revenue	No change	$1,070 - $1,110 million
Non-GAAP Measures:
Adjusted Revenue	No change	$1,000 - $1,033 million
Adjusted Operating Margin Percentage	16.2% - 16.7%	16.5% - 17.0%
EPS	No change	$3.44 - $3.68
Adjusted EBITDA	$220 - $230 million	$225 - $236 million
Free Cash Flow	$80 - $90 million	$115 - $125 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Conference Call

CSG will host a conference call on Wednesday, August 3, 2022 at 5:00 p.m. ET to discuss CSG’s second quarter 2022 earnings results.  The call will be conducted live and archived on the Internet.  A link to the conference call is available at http://ir.csgi.com.  In addition, to reach the conference by phone, call 1-888-412-4131 and use the passcode 2327393.

Additional Information

For information about CSG, please visit CSG’s web site at csgi.com.  Additional information can be found in the Investor Relations section of the website.

CSG Systems International, Inc.

August 3, 2022

About CSG

CSG is a leader in innovative customer engagement, revenue management and payments solutions that make ordinary customer experiences extraordinary. Our cloud-first architecture and customer-obsessed mindset help companies around the world launch new digital services, expand into new markets, and create dynamic experiences that capture new customers and build brand loyalty. For 40 years, CSG’s technologies and people have helped some of the world’s most recognizable brands solve their toughest business challenges and evolve to meet the demands of today’s digital economy with future-ready solutions that drive exceptional customer experiences. With 5,000 employees in over 20 countries, CSG is the trusted technology provider for leading global brands in telecommunications, retail, financial services, and healthcare. Our solutions deliver real world outcomes to more than 900 customers in over 120 countries.

To learn more, visit us at csgi.com and connect with us on LinkedIn and Twitter.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release.  Some of these key factors include, but are not limited to the following items:

•	CSG derives approximately forty percent of its revenue from its two largest customers;
•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates;
•	CSG’s ability to maintain a reliable, secure computing environment;
•	Continued market acceptance of CSG’s products and services;
•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;
•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;
•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;
•	CSG’s ability to meet its financial expectations;
•	Increasing competition in CSG’s market from companies of greater size and with broader presence;
•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;
•	CSG’s ability to protect its intellectual property rights;
•	CSG’s ability to conduct business in the international marketplace;
•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and
•	CSG’s business may be disrupted, and its results of operations and cash flows adversely affected by the COVID-19 pandemic.

This list is not exhaustive, and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

John Rea, Investor Relations

(210) 687-4409

E-mail: john.rea@csgi.com

CSG Systems International, Inc.

August 3, 2022

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands)

	June 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$133,770	$205,635
Short-term investments	1,265	28,037
Total cash, cash equivalents and short-term investments	135,035	233,672
Settlement and merchant reserve assets	213,460	186,267
Trade accounts receivable:
Billed, net of allowance of $5,105 and $4,250	236,577	244,317
Unbilled	46,433	35,802
Income taxes receivable	19,563	6,414
Other current assets	57,187	41,727
Total current assets	708,255	748,199
Non-current assets:
Property and equipment, net of depreciation of $116,948 and $111,244	75,676	73,580
Operating lease right-of-use assets	58,629	86,034
Software, net of amortization of $159,879 and $152,283	25,855	29,757
Goodwill	301,222	321,330
Acquired customer contracts, net of amortization of $114,995 and $114,166	50,968	57,207
Customer contract costs, net of amortization of $30,578 and $32,410	48,530	46,618
Deferred income taxes	8,251	8,584
Other assets	13,293	15,840
Total non-current assets	582,424	638,950
Total assets	$1,290,679	$1,387,149
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$252,500	$237,500
Operating lease liabilities	21,387	23,270
Customer deposits	32,921	43,546
Trade accounts payable	34,182	35,397
Accrued employee compensation	52,464	91,115
Settlement and merchant reserve liabilities	212,036	185,276
Deferred revenue	52,514	53,748
Income taxes payable	653	398
Other current liabilities	24,780	24,852
Total current liabilities	683,437	695,102
Non-current liabilities:
Long-term debt, net of unamortized discounts of $3,030 and $3,406	133,845	137,219
Operating lease liabilities	59,169	70,068
Deferred revenue	19,382	19,599
Income taxes payable	4,014	4,058
Deferred income taxes	196	7,752
Other non-current liabilities	13,614	13,107
Total non-current liabilities	230,220	251,803
Total liabilities	913,657	946,905
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 32,195 and 32,495 shares outstanding	709	705
Additional paid-in capital	479,271	488,303
Treasury stock, at cost; 37,339 and 36,713 shares	(967,659)	(930,106)
Accumulated other comprehensive income (loss):
Unrealized loss on short-term investments, net of tax	(3)	(6)
Cumulative foreign currency translation adjustments	(55,529)	(38,347)
Accumulated earnings	920,233	916,060
Total CSG stockholders' equity	377,022	436,609
Noncontrolling interest	-	3,635
Total stockholders' equity	377,022	440,244
Total liabilities and stockholders' equity	$1,290,679	$1,387,149

CSG Systems International, Inc.

August 3, 2022

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Revenue	$262,168	$255,134	$526,568	$508,253

Cost of revenue (exclusive of depreciation, shown separately below)	138,134	132,938	276,552	266,480
Other operating expenses:
Research and development	34,630	32,754	67,611	64,966
Selling, general and administrative	57,465	49,250	114,807	98,065
Depreciation	5,651	6,266	11,789	12,379
Restructuring and reorganization charges	19,005	1,760	32,111	2,820
Total operating expenses	254,885	222,968	502,870	444,710
Operating income	7,283	32,166	23,698	63,543
Other income (expense):
Interest expense	(2,686)	(3,633)	(5,958)	(7,225)
Amortization of original issue discount	-	(784)	-	(1,556)
Interest and investment income, net	126	84	256	208
Loss on derivative liability upon debt conversion	-	-	(7,456)	-
Other, net	2,442	(100)	3,254	(655)
Total other	(118)	(4,433)	(9,904)	(9,228)
Income before income taxes	7,165	27,733	13,794	54,315
Income tax provision	(1,848)	(8,412)	(2,364)	(15,363)
Net income	$5,317	$19,321	$11,430	$38,952

Weighted-average shares outstanding:
Basic	31,301	31,875	31,358	31,859
Diluted	31,492	31,993	31,651	32,070

Earnings per common share:
Basic	$0.17	$0.61	$0.36	$1.22
Diluted	0.17	0.60	0.36	1.21

CSG Systems International, Inc.

August 3, 2022

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Six Months Ended
	June 30, 2022	June 30, 2021
Cash flows from operating activities:
Net income	$11,430	$38,952
Adjustments to reconcile net income to net cash provided by (used in) operating activities-
Depreciation	14,210	12,379
Amortization	25,520	22,018
Amortization of original issue discount	-	1,556
Asset impairment	24,436	415
Loss on short-term investments and other	20	32
Loss on derivative liability upon debt conversion	7,456	-
Deferred income taxes	(7,816)	6,434
Stock-based compensation	12,117	10,417
Subtotal	87,373	92,203
Changes in operating assets and liabilities, net of acquired amounts:
Trade accounts receivable, net	(8,638)	1,128
Other current and non-current assets and liabilities	(16,098)	(7,623)
Income taxes payable/receivable	(13,157)	(11,620)
Trade accounts payable and accrued liabilities	(65,537)	(29,817)
Deferred revenue	2,792	(2,042)
Net cash provided by (used in) operating activities	(13,265)	42,229

Cash flows from investing activities:
Purchases of software, property and equipment	(19,647)	(15,158)
Purchases of short-term investments	-	(46,195)
Proceeds from sale/maturity of short-term investments	26,755	49,419
Acquisition of and investments in business, net of cash acquired	-	(12,097)
Net cash provided by (used in) investing activities	7,108	(24,031)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,423	1,335
Payment of cash dividends	(17,200)	(16,654)
Repurchase of common stock	(45,113)	(18,792)
Proceeds from long-term debt	245,000	-
Payments on long-term debt	(246,051)	(6,563)
Settlement and merchant reserve activity	26,754	(23,967)
Net cash used in financing activities	(35,187)	(64,641)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(3,328)	(1,835)

Net decrease in cash, cash equivalents and restricted cash	(44,672)	(48,278)

Cash, cash equivalents and restricted cash, beginning of period	391,902	354,730
Cash, cash equivalents and restricted cash, end of period	$347,230	$306,452

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$8,323	$6,370
Income taxes	23,324	20,540

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$133,770	$163,768
Settlement and merchant reserve assets	213,460	142,684
Total cash, cash equivalents and restricted cash	$347,230	$306,452

CSG Systems International, Inc.

August 3, 2022

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenue by Significant Customers: 10% or more of Revenue

	Quarter Ended		Quarter Ended		Quarter Ended
	June 30, 2022		March 31, 2022		June 30, 2021
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Charter	$53,173	20%	$52,069	20%	$55,102	22%
Comcast	52,919	20%	52,524	20%	53,789	21%

Revenue by Vertical

	Quarter Ended	Quarter Ended	Quarter Ended
	June 30,	March 31,	June 30,
	2022	2022	2021
Broadband/Cable/Satellite	55%	54%	58%
Telecommunications	19%	19%	18%
All other	26%	27%	24%
Total revenue	100%	100%	100%

Revenue by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	June 30,	March 31,	June 30,
	2022	2022	2021
Americas	85%	84%	85%
Europe, Middle East and Africa	11%	12%	11%
Asia Pacific	4%	4%	4%
Total revenue	100%	100%	100%

CSG Systems International, Inc.

August 3, 2022

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP adjusted revenue, non-GAAP operating income, non-GAAP adjusted operating margin percentage, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow.  CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making.  CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;
•	Forecasting and budgeting;
•	Certain management compensation incentives; and
•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;
•	Consistency and comparability with CSG’s historical financial results; and
•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information.  Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;
•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;
•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and
•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only.  Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

CSG Systems International, Inc.

August 3, 2022

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Adjusted Revenue	Operating Income	Adjusted Operating Margin Percentage	EPS
Transaction fees	X	—	X	—
Restructuring and reorganization charges	—	X	X	X
Executive transition costs	—	X	X	X
Acquisition-related expenses:
Amortization of acquired intangible assets	—	X	X	X
Earn-out compensation	—	X	X	X
Transaction-related costs	—	X	X	X
Stock-based compensation	—	X	X	X
Amortization of original issue discount (“OID”)	—	—	—	X
Gain (loss) on debt extinguishment/conversion	—	—	—	X
Gain (loss) on acquisitions or dispositions	—	—	—	X
Unusual income tax matters	—	—	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Transaction fees are primarily comprised of interchange and other payment-related fees paid, in conjunction with the delivery of service to customers under CSG’s payment services contracts, to third-party payment processors and financial institutions by CSG.  Because CSG controls the integrated service provided under its payment services customer contracts, these transaction fees are presented gross, and not netted against revenue; however, other payments companies who do not provide and/or control an integrated service present their revenue net of transaction fees.  The exclusion of these fees in calculating CSG’s non-GAAP adjusted revenue provides management and investors an additional means to use to compare CSG’s current revenue with historical and future periods, as well as with other payments companies.

•

Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction.  These charges are not considered reflective of CSG’s recurring business operating results.  The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Executive transition costs include expenses incurred related to a departure of a CSG executive officer under the terms of the related separation agreement.  These types of costs are not considered reflective of CSG’s recurring business operating results.  The exclusion of these costs in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG Systems International, Inc.

August 3, 2022

•

Acquisition-related expenses include amortization of acquired intangible assets, earn-out compensation, and transaction-related costs.  Transaction-related costs, which typically include expenses related to legal, accounting, and other professional services, are direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring business operating results.  The total amount of acquisition-related expenses can vary significantly between periods based on the number and size of acquisition activities, previously acquired intangible assets becoming fully amortized, and ultimate realization of earn-out compensation.  In addition, the timing of these expenses may not directly correlate with underlying performance of the CSG’s operations.  Therefore, the exclusion of acquisition-related expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs.  The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG.  The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible notes OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules.  This OID is then amortized to interest expense over the life of the respective convertible debt instrument.  The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible notes for cash flow, liquidity, and debt service purposes.

•

Gains and losses related to the extinguishment/conversion of debt can be as a result of the refinancing of CSG’s credit agreement and/or repurchase, conversion, or settlement of CSG’s convertible notes.  These activities, to include any derivative activity related to debt conversions, are not considered reflective of CSG’s recurring business operating results.  Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes.  In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Gains or losses related to the acquisition or disposition of certain of CSG’s business activities are not considered reflective of CSG’s recurring business operating results.  Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes.  In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

CSG Systems International, Inc.

August 3, 2022

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes.  Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow.  Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation.  CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, acquisition-related expenses, and unusual items, such as restructuring and reorganization charges, executive transition costs, gains and losses related to the extinguishment of debt, and gains and losses on acquisitions or dispositions, as discussed above.  Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations.  CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of software, property and equipment.

CSG Systems International, Inc.

August 3, 2022

Non-GAAP Financial Measures

Non-GAAP Adjusted Revenue:

The reconciliations of GAAP revenue to non-GAAP adjusted revenue for the indicated periods are as follows (in thousands):

	Quarter Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP revenue	$262,168	$255,134	$526,568	$508,253
Less: Transaction fees	(18,713)	(16,655)	(36,751)	(33,105)
Non-GAAP adjusted revenue	$243,455	$238,479	$489,817	$475,148

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP operating income	$7,283	$32,166	$23,698	$63,543
Restructuring and reorganization charges (1)	19,005	1,760	32,111	2,820
Executive transition costs	-	5	1,275	60
Acquisition-related expenses:
Amortization of acquired intangible assets	3,956	2,618	7,612	4,859
Earn-out compensation	-	(2,521)	-	(2,521)
Transaction-related costs	(39)	623	(26)	702
Stock-based compensation (1)	6,535	5,138	12,256	10,533
Non-GAAP operating income	$36,740	$39,789	$76,926	$79,996

Non-GAAP adjusted revenue	$243,455	$238,479	$489,817	$475,148
Non-GAAP adjusted operating margin percentage	15.1%	16.7%	15.7%	16.8%
(1)

Restructuring and reorganization charges include stock-based compensation, which is not included in the stock-based compensation line in the tables above and following, and depreciation, which has not been recorded to the depreciation line item on the Income Statement.

CSG Systems International, Inc.

August 3, 2022

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	June 30, 2022		June 30, 2021
	Amounts	EPS (3)	Amounts	EPS (3)
GAAP net income	$5,317	$0.17	$19,321	$0.60
GAAP income tax provision (2)	1,848		8,412
GAAP income before income taxes	7,165		27,733
Restructuring and reorganization charges (1)	19,005		1,760
Executive transition costs	-		5
Acquisition-related costs:
Amortization of acquired intangible assets	3,956		2,618
Earn-out compensation	-		(2,521)
Transaction-related costs	(39)		623
Stock-based compensation (1)	6,535		5,138
Amortization of OID	-		784
Non-GAAP income before income taxes	36,622		36,140
Non-GAAP income tax provision (2)	(10,071)		(9,757)
Non-GAAP net income	$26,551	$0.84	$26,383	$0.82

	Six Months Ended		Six Months Ended
	June 30, 2022		June 30, 2021
	Amounts	EPS (3)	Amounts	EPS (3)
GAAP net income	$11,430	$0.36	$38,952	$1.21
GAAP income tax provision (2)	2,364		15,363
GAAP income before income taxes	13,794		54,315
Restructuring and reorganization charges (1)	32,111		2,820
Executive transition costs	1,275		60
Acquisition-related expenses:
Amortization of acquired intangible assets	7,612		4,859
Earn-out compensation	-		(2,521)
Transaction-related costs	(26)		702
Stock-based compensation (1)	12,256		10,533
Loss on extinguishment of debt	7,456		-
Amortization of OID	-		1,556
Non-GAAP income before income taxes	74,478		72,324
Non-GAAP income tax provision (2)	(20,481)		(19,527)
Non-GAAP net income	$53,997	$1.71	$52,797	$1.65
(2)

For the second quarter and six months ended June 30, 2022 the GAAP effective income tax rates were approximately 26% and 17%, respectively, and the non-GAAP effective income tax rates were 27.5%, for both periods.  For the second quarter and six months ended June 30, 2021 the GAAP effective income tax rates were approximately 30% and 28%, respectively, and the non-GAAP effective income tax rates were 27%, for both periods.

(3)

The outstanding diluted shares for the second quarter and six months ended June 30, 2022 were 31.5 million and 31.7 million, respectively, and for the second quarter and six months ended June 30, 2021 were 32.0 million and 32.1 million, respectively.

CSG Systems International, Inc.

August 3, 2022

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
GAAP net income	$5,317	$19,321	$11,430	$38,952
GAAP income tax provision	1,848	8,412	2,364	15,363
Interest expense (4)	2,686	3,633	5,958	7,225
Amortization of OID	-	784	-	1,556
Loss on derivative liability upon debt conversion	-	-	7,456	-
Interest and investment income and other, net	(2,568)	16	(3,510)	447
GAAP operating income	7,283	32,166	23,698	63,543
Restructuring and reorganization charges (1)	19,005	1,760	32,111	2,820
Executive transition costs	-	5	1,275	60
Acquisition-related expenses:
Amortization of acquired intangible assets (5)	3,956	2,618	7,612	4,859
Earn-out compensation	-	(2,521)	-	(2,521)
Transaction-related costs	(39)	623	(26)	702
Stock-based compensation (1)	6,535	5,138	12,256	10,533
Amortization of other intangible assets (5)	3,723	3,267	7,211	6,603
Amortization of customer contract costs (5)	3,784	4,956	10,321	9,678
Depreciation (1)	5,651	6,266	11,789	12,379
Non-GAAP adjusted EBITDA	$49,898	$54,278	$106,247	$108,656
Non-GAAP adjusted EBITDA as a percentage of non-GAAP adjusted revenue	20.5%	22.8%	21.7%	22.9%

(4)	Interest expense includes amortization of deferred financing costs as provided in Note 5 below.
(5)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):
	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Amortization of acquired intangible assets	$3,956	$2,618	$7,612	$4,859
Amortization of other intangible assets	3,723	3,267	7,211	6,603
Amortization of customer contract costs	3,784	4,956	10,321	9,678
Amortization of deferred financing costs	187	440	376	878
Total amortization	$11,650	$11,281	$25,520	$22,018

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Cash flows from operating activities	$(7,716)	$44,453	$(13,265)	$42,229
Purchases of software, property and equipment	(9,272)	(6,919)	(19,647)	(15,158)
Non-GAAP free cash flow	$(16,988)	$37,534	$(32,912)	$27,071

CSG Systems International, Inc.

August 3, 2022

Non-GAAP Financial Measures – 2022 Financial Guidance

Non-GAAP Adjusted Revenue:

The reconciliation of GAAP revenue to non-GAAP adjusted revenue, as included in CSG’s 2022 full year financial guidance, is as follows:

	2022 Guidance Range
	Low Range	High Range
GAAP revenue	$1,070,000	$1,110,000
Less: Transaction fees	(70,000)	(77,000)
Non-GAAP adjusted revenue	$1,000,000	$1,033,000

Non-GAAP Operating Income:

The reconciliation of GAAP operating income to non-GAAP operating income, as included in CSG’s 2022 full year financial guidance, is as follows (in thousands, except percentages):

	2022 Guidance Range
	Low Range	High Range
Operating Income
GAAP operating income	$84,600	$95,100
Restructuring and reorganization charges	34,700	34,700
Executive transition costs	1,300	1,300
Acquisition-related expenses:
Amortization of acquired intangible assets	14,400	14,400
Stock-based compensation	27,300	27,300
Non-GAAP operating income	$162,300	$172,800

Operating Margin Percentage
Non-GAAP adjusted revenue	$1,000,000	$1,033,000
Non-GAAP adjusted operating margin percentage	16.2%	16.7%

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2022 full year financial guidance is as follows (in thousands, except per share amounts):

	2022 Guidance Range
	Low Range		High Range
	Amounts	EPS (7)	Amounts	EPS (7)
GAAP net income	$48,200	$1.53	$55,800	$1.77
GAAP income tax provision (6)	16,300		19,200
GAAP income before income taxes	64,500		75,000
Restructuring and reorganization charges	34,700		34,700
Executive transition costs	1,300		1,300
Acquisition-related expenses:
Amortization of acquired intangible assets	14,400		14,400
Stock-based compensation	27,300		27,300
Loss on debt extinguishment/conversion	7,500		7,500
Non-GAAP income before income taxes	149,700		160,200
Non-GAAP income tax provision (6)	(41,100)		(44,000)
Non-GAAP net income	$108,600	$3.44	$116,200	$3.68
(6)	For 2022, the estimated effective income tax rate for GAAP and non-GAAP purposes is expected to be approximately 26% and 27%, respectively.
(7)	The weighted-average diluted shares outstanding are expected to be approximately 31.6 million.

CSG Systems International, Inc.

August 3, 2022

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for CSG’s 2022 full year financial guidance (in thousands, except percentages):

	2022 Guidance Range
	Low Range	High Range
GAAP net income	$48,200	$55,800
GAAP income tax provision (6)	16,300	19,200
Interest expense	12,800	12,800
Loss on derivative liability upon debt conversion	7,500	7,500
Interest and investment income and other, net	(200)	(200)
GAAP operating income	84,600	95,100
Restructuring and reorganization charges	34,700	34,700
Executive transition costs	1,300	1,300
Acquisition-related expenses:
Amortization of acquired intangible assets	14,400	14,400
Stock-based compensation	27,300	27,300
Amortization of other intangible assets	13,600	13,600
Amortization of client contract costs	18,800	18,800
Depreciation	25,000	25,000
Non-GAAP adjusted EBITDA	$219,700	$230,200
Non-GAAP adjusted EBITDA as a percentage of non-GAAP adjusted revenue	22.0%	22.3%

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

	2022 Guidance Range
	Low Range	High Range
Cash flows from operating activities	$110,000	$130,000
Purchases of software, property and equipment	(30,000)	(40,000)
Non-GAAP free cash flow	$80,000	$90,000